Exhibit 24.1

Power of Attorney

Effective as of July 30, 2007, each individual listed on Schedule A attached hereto
(each, a "Granting Individual"), individually as a Member of Venture Investors General Partner, L.L.C.,
the general partner of the entities listed on Schedule A attached hereto (the "Entities"), hereby constitutes and appoints Christopher J. Schaepe and Barry Eggers, or either of them acting individually, as his attorneys-in-fact and agent with full power of substitution to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a person who may be deemed to beneficially own more than 10% of the stock of a portfolio company held or previously held by one or more of the Entities (the "Portfolio Companies"), Forms 3, Forms 4 and Forms 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as a person who may be deemed to beneficially own more than 5% of the stock a Portfolio Company,
Schedule 13D and Schedule 13G, and any and all amendments thereto, in accordance with Section 13 of the Exchange Act;

(3) execute for and on behalf of the undersigned a Form 13F to the extent required to do so and all amendments thereto in accordance with Section 13 of the Exchange Act;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, Forms 4, Forms 5, Schedules 13D, Forms 13F and Schedules 13G
(and any amendments thereto) and timely file any such forms and schedules with the United States Securities and
Exchange Commission and any other authority; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, or either of them, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact, or either of them, on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact, or either of them, may approve in their or his discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done pursuant to this power of attorney. The undersigned acknowledges that the foregoing attorneys-in-fact,in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, Forms 4, Forms 5, Schedules 13D, Forms 13F and Schedules 13G
with respect to the undersigned's holdings of and transactions in Portfolio Company securities, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

[Signature page(s) follows.]

IN WITNESS WHEREOF, each of the undersigned individuals has executed this Power of Attorney or a counterpart thereof as of the date first set forth above.

Gill Cogan,
in his individual capacity as a member of Venture Investors General Partner, L.L.C., the general partner of each Entity

/s/ Barry Eggers
Barry Eggers,
in his individual capacity as a member of Venture Investors General Partner, L.L.C., the general partner of each Entity

Ravi Mhatre,
in his individual capacity as a member of Venture Investors General Partner, L.L.C., the general partner of each Entity

/s/ Peter Nieh
Peter Nieh,
in his individual capacity as a member of Venture Investors General Partner, L.L.C., the general partner of each Entity

/s/ Carl Showalter
Carl Showalter,
in his individual capacity as a member of Venture Investors General Partner, L.L.C., the general partner of each Entity

/s/ Christopher Schaepe
Christopher Schaepe,
in his individual capacity as a member of Venture Investors General Partner, L.L.C., the general partner of each Entity

Schedule A

Entities
Lightspeed Venture Partners VI, L.P.
Lightspeed Venture Partners VI-A, L.P.
Lightspeed Venture Partners Entrepreneur VI, L.P.
Lightspeed Venture Partners EntrepreneurVI-A, L.P.
Lightspeed Venture Partners VI Cayman, L.P.

Individuals
Gill Cogan
Barry Eggers
Ravi Mhatre
Peter Nieh
Carl Showalter
Christopher Schaepe